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                                                                    EXHIBIT 10.8

                               AMENDMENT NO. 1 TO
                            GRIP TECHNOLOGIES, INC.
                             1994 STOCK OPTION PLAN


     THIS AMENDMENT NO. 1 TO GRIP TECHNOLOGIES, INC. 1994 STOCK OPTION PLAN ("Amendment") has been adopted by the Board of Directors of Grip Technologies, Inc., a California corporation ("Company"), and is subject to approval by the shareholders of the Company.


                                    RECITALS

     A. On January 25, 1994, the Company adopted the Grip Technologies, Inc. 1994 Stock Option Plan ("Plan"), which Plan was approved by the Company's shareholders on December 29, 1994.

     B. On October 2, 1996, the Board of Directors of the Company adopted this Amendment, subject to the approval by the shareholders of the Company.

     C. The Amendment will be submitted to the shareholders of the Company for approval at the Annual Meeting of Shareholders presently scheduled to be held on December 17, 1996.


                              TERMS AND CONDITIONS

     NOW, THEREFORE, the Plan is amended in the following respects:

1.   Definitions.
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     1.1  Revised Definitions.  The following defined terms, as set forth
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in the Plan, are hereby amended in full to read as follows:

          "1.3  Committee.  A committee of two (2) or more members of the
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     Board appointed to administer the Plan, which members shall be independent and qualify as such under Code Section 162(n) and which Committee must comply with the disinterested administration requirements set forth in Rule 16b-
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     3 promulgated under the 1934 Act, to the extent applicable or required."

          "1.7 Fair Market Value.  The fair market value of the Stock, as
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     determined by the Committee; provided, however, that (i) if the Stock is admitted to trading on a national securities exchange on the date the Option is granted, Fair Market Value shall not be less than the last sale price reported for the Stock on such exchange on such date or, if no sales are reported on the date the Option is granted, on the date next preceding such date on which a sale was reported, or (ii) if the Stock is not admitted to trading on a national securities exchange on the date the Option is granted but the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation system on the date the Option is granted, Fair Market Value shall not be less than the average of highest bid and lowest asked prices of the Stock on such system on such date."

     1.2  New Definitions.  The following new definitions are hereby added
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to the Plan:

          "1.17 Domestic Relations Order.  Any judgment, decree or order
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     (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable state domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

          "1.18 Qualified Domestic Relations Order.  A Domestic Relations Order
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     which substantially complies with the requirements of Code Section 414(p).
     The Committee shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order."

          "1.19 1934 Act.  The Securities Exchange Act of 1934, as amended."
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          "1.20 Insider.  Any person who is an officer or director of the
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     Company within the meaning of Section 16 of the 1934 Act."

2.        Administration of the Plan.  Section 4.1 of the Plan is amended to
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     provide that notwithstanding any provision of the Plan to the contrary, the
     Plan shall be administered by the Committee.

3.        Stock Subject to Plan.  Section 3.1 of the Plan is amended to increase
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     the number of shares of Stock of the Company which may be issued and sold under the Plan from 600,000 to 900,000 shares.

4.        Payment of the Option Price.
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          4.1  Delivery of Shares.  Section 5.4 of the Plan is hereby amended by
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the addition of the following at the end of the third sentence:

          "...; provided however, that the Stock so surrendered is valued at Fair Market Value; and, provided further, in the case an Option Price is paid by an Insider in whole or in part by the delivery of shares of Stock, the Stock acquired in the exercise of such Option shall not be disposed of by the Insider for a six (6) month period commencing on the date on which the Insider last purchased Stock (including the Stock tendered in connection with such exercise) so long as and only to the extent such restriction is required under Section 16 of the 1934 Act and any rules or regulations promulgated thereunder."

          4.2  Financing the Exercise of an Option.  In addition to the
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provisions of Section 5.4 of the Plan regarding payment of the Option Price upon exercise of an Option, the Committee may permit an Optionee to pay the option exercise price by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including interest rate and the terms of repayment) shall be established by the Committee, in its sole discretion. Any such promissory note must be on a full recourse basis and, to the extent required under applicable law, adequately secured by property other than the shares acquired upon exercise of such Option. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the
                                                            ---
aggregate option exercise price plus (ii) any federal, state and local income and employment tax liability incurred by the Optionee in connection with the exercise of the Option.

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5.        Option Exercise Limitation Upon Qualification.  Section 5.6 of the
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Plan is amended by the addition of the following sentence at the end of said
Section:

          "To the extent the exercisability of an ISO is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the one hundred thousand dollars ($100,000) limitation in this Section would not be contravened, but such deferral shall in all events end thirty (30) days immediately prior to the effective date of a transaction described in Section 3.2(c) of the Plan in which the ISO is not to be assumed, whereupon the ISO shall become immediately exercisable as a Non-ISO for the deferred portion of the Option shares."

     6.   Limited Transferability of Options.  Section 5.7 of the Plan is hereby
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amended by the addition of the following sentences at the end of said Section:

          "However, if an Option is a Non-ISO, then such Option may be assigned in whole or in part during the Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion shall be exercisable only by the person or persons who acquired a proprietary interest in the Option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate."

     7.   Additional Limitation on Option Grants.  A new Section 5.12 is hereby
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added to the Plan to read as follows:

               "5.12  Limitation on Option Grants. Notwithstanding any other
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          provision of the Plan, no Optionee may be granted Options under the
          Plan covering more than 100,000 shares in any one calendar year."

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8.        Withholding.  A new Section 6.5 is hereby added to the Plan to read as
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     follows:

               "6.5  Withholding.  The Company's obligation to deliver shares of
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          Common Stock upon the exercise of any Option under the Plan shall be subject to satisfaction of all applicable federal, state and local income and employment tax withholding requirements. In addition, an Optionee making a "disqualifying disposition" of an ISO shall also be responsible for payment of his or her share of all applicable federal, state and local income and employment tax withholding requirements caused as result thereof. The Company, the Board of Directors or the Committee, as the case may be, may take whatever steps it deems necessary, appropriate or expedient to assure the prompt collection from the Optionee of all such taxes."

9.        Shareholder Approval.  This Amendment is subject to and conditioned
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     upon approval by the shareholders of the Company as required by applicable laws.

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